UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

INNOCOLL HOLDINGS
PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37720 (Commission File Number)	N/A (IRS Employer Identification Number)

Innocoll Holdings plc
Unit 9, Block D
Monksland Business Park
Monksland, Athlone
 Ireland
(Address of principal executive offices)

+353 (0) 90 648 6834
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

As previously announced, Innocoll Holdings plc, a public limited company incorporated in Ireland (the “Company”), issued an announcement (the “Rule 2.5 Announcement”) in accordance with Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules 2013, setting forth the terms of the recommended acquisition of the entire issued and to be issued ordinary share capital of the Company (the “Acquisition”) by Lough Ree Technologies Limited, an Irish private limited company and wholly-owned subsidiary of Gurnet Point L.P. (“Gurnet Bidco”), by means of a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

In connection with the Acquisition, on May 9, 2017, the Company (in its capacity as the Guarantor) and its wholly-owned subsidiary, Innocoll Pharmaceuticals Limited, an Irish private limited company (the “Borrower”) entered into a Loan and Guaranty Agreement (the “Loan Agreement”) with the parent of Gurnet Bidco, Gurnet Point L.P. acting through its general partner Waypoint International GP LLC (“Gurnet Point”). Gurnet Point may nominate any affiliate of Gurnet Point from time to time to replace it as lender under the Loan Agreement (Gurnet Point or any such replacement, the “Lender”).  Pursuant to the Loan Agreement, upon the agreed upon drawdown date, the Lender will loan the Borrower an aggregate principal amount of up to $10,000,000 (the “Loan”).

Under the terms of the Loan Agreement, the Loan will bear interest at a rate of 15% per annum. The principal amount of the Loan will be due and payable on December 31, 2017 (the “Non-Acquisition Term Loan Maturity Date”) (provided, that, if the Acquisition has occurred prior to such date, such date shall be automatically extended to the date that is 15 days after the maturity date of that certain Finance Contract, dated as of March 27, 2015 (the “Existing Facility”), by and among the Borrower, the Company and The European Investment Bank (“EIB”) (the “Acquisition Term Loan Maturity Date” and together with the Non-Acquisition Term Loan Maturity Date, each a “Term Loan Maturity Date”)).  Subject to certain exceptions, the Loan will be accelerated to become immediately due if the Company consummates certain alternative change in control proposals (other than the Acquisition) prior to the Non-Acquisition Term Loan Maturity Date.

The Company may prepay the principal amount and accrued interest of the Loan at any time and from time to time. However, if the Company voluntarily prepays the loan (i) on or prior to July 31, 2017, the Company will be required to pay a prepayment premium equal to 10% of the amount of the Loan being prepaid and (ii) on August 1, 2017 and thereafter until (but not including) the Non-Acquisition Term Loan Maturity Date, 5% of the amount of the Loan being prepaid. If the Company is required to prepay the loan pursuant to a mandatory prepayment (or if the commitments are terminated) (i) on or prior to July 31, 2017, Innocoll will be required to pay a premium equal to $1,000,000 and (ii) on August 1, 2017 and thereafter until (but not including) the Non-Acquisition Term Loan Maturity Date, $500,000 (provided that such fees shall be reduced by any additional fee paid by Innocoll in connection with a voluntary prepayment).

Repayment of the Loan will secured by a security interest in favor of the Lender in all of the assets of the Borrower and negative pledge with respect to all of the assets of the Company. The security interest in favor of the Lender is subject and subordinate to an existing first priority security interest in favor of the EIB, the Borrower’s existing lender.  The security interests in favor of the Lender will be evidenced by the terms of an Equitable Charge over Shares between the Company and the Lender (the “Equitable Charge”) and a Debenture between the Borrower and the Lender (the “Debenture”), each of which will be executed in connection with the Loan.

The Loan Agreement and ancillary documents include certain affirmative covenants, including minimum worth of the Borrower, compliance with laws, maintenance of insurance, maintenance of assets, timely payment of taxes, notice of adverse events and other covenants typical for a loan of this nature. The Loan Agreement and ancillary documents include certain negative covenants, including limitations on liens on, and disposals of, assets of the Company and the Borrower, expenditure, acquisitions, indebtedness, guarantees, investments, hedging, change of business, merger and other covenants typical for a loan of this nature.  The Loan Agreement and ancillary documents also include certain events of default, including payment defaults, defaults upon failure to perform or observe terms, covenants or agreements included in the Loan Agreement and ancillary documents, insolvency and bankruptcy defaults and dissolution and liquidation defaults and other events of default typical for a loan of this nature.

Upon entry into the Loan Agreement, the Company granted to Gurnet Bidco a warrant (the “Warrant”) to subscribe for up to 5% of the outstanding share capital of Innocoll as of December 31, 2017 for an exercise price of $0.01 per Company share. The Warrant will be exercisable if the loan is not repaid in full by December 31, 2017.

Modification of a Material Definitive Agreement

On May 5, 2017, in order to obtain the consent of the EIB to enter into the Loan Agreement and to permit the Company to issue the Equitable Charge and the Debenture (i) the Company, the Borrower and the EIB entered into an Amendment and Waiver Agreement to modify certain terms of the Existing Facility (the “Amendment Agreement”) and (ii) the Company, the Lender, the Borrower and the EIB entered into an Intercreditor Deed (the “Intercreditor Deed”).  The Amendment Agreement permits the entry into the Loan Agreement and modifies certain terms of the Existing Facility, including the maturity date of the Existing Facility under the occurrence of certain events.

Pursuant to the terms of the Intercreditor Deed, payment of the interest and principal on the Loan and the security interests granted to the Lender pursuant to the ancillary agreements are subject and subordinate to the rights of the EIB. Under the terms of the Intercreditor Deed, the Lender may not move to collect on the assets of the Company or its subsidiaries, or obtain payment on the Loan prior to satisfaction in full of all obligations under the Existing Facility unless certain conditions are met.

Subject to the prior condition that the Company raises, prior to December 15, 2017, at least $25 million through one or more equity financings, shareholder loans or licensing revenue and has at least $25 million in cash on hand at December 30, 2017 (referred to as the “Extension Conditions”), the Intercreditor Deed provides that the Company may repay the Loan on December 30, 2017, prior to the repayment of the obligations under the Existing Facility, without such repayment constituting an event of default under the Existing Facility.

The Amendment Agreement further provides that, if on December 31, 2017, the Acquisition has not been effected and the Extension Conditions have not been achieved, the EIB has the right to demand repayment of all of the obligations outstanding under the Existing Facility on or after December 31, 2017 instead of having to wait until the existing maturity on the outstanding obligations.

A copy of the Loan Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Amendment Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  A copy of the Intercreditor Deed is attached hereto as Exhibit 99.3 and is incorporated herein by reference.  A copy of the Warrant is attached hereto as Exhibit 99.4 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Loan Agreement Amendment Agreement, Intercreditor Deed and Warrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Loan Agreement,” which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this document are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Forward-looking statements can typically be identified by the use of forward-looking terminology, such as “expects”, “believes”, “may”, “will”, “could”, “should”, “intends”, “plans”, “predicts”, “envisages”, “estimates”, “forecast”, “outlook”, “guidance”, “possible”, “projects”, “potential” or “anticipates” or other similar words and expressions and include, without limitation, any projections relating to results of operations and financial conditions of either Gurnet Point, Gurnet Bidco or the Company and their respective subsidiary undertakings from time to time, as well as plans and objectives for future operations, expected future revenues, financing plans, expected expenditures, expected synergies and divestments relating to Gurnet Point, Gurnet Bidco or the Company and discussions of Gurnet Point’s, Gurnet Bidco’s or the Company’s business plans. All forward-looking statements in this document made by Gurnet Point and / or Gurnet Bidco are based upon information known to Gurnet Point and / or Gurnet Bidco on the date of this document and all forward-looking statements in this document made by the Company are based upon information known to the Company on the date of this document. Except as expressly required by law, Gurnet Point, Gurnet Bidco and the Company disclaim any intent or obligation to update or revise these forward-looking statements. None of Gurnet Point, Gurnet Bidco or the Company undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, save as may be required by law. Although none of Gurnet Point, Gurnet Bidco or the Company undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that any of Gurnet Point, Gurnet Bidco or the Company may make directly to you or through reports that any of Gurnet Point, Gurnet Bidco or the Company, in the future, may file with the SEC. Unless otherwise indicated, the information in this document is as of May 9, 2017.

It is not reasonably possible to itemize all of the many factors and specific events that could cause the forward-looking statements in this document to be incorrect or could otherwise have a material effect on the future operations or results of the Company. Further information on the primary risks of the business and the risk management of the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is filed with the SEC.

Important Additional Information to be Filed with the SEC

The Company, Gurnet and Gurnet Bidco are parties to a Transaction Agreement, dated April 4, 2017 (the “Transaction Agreement”). In connection with the Acquisition, on April 21, 2017, the Company filed with the SEC a preliminary proxy statement (the “Preliminary Proxy Statement”). The Company may also file other documents with the SEC regarding the Acquisition and will mail or otherwise provide to the Company’s securityholders the Definitive Proxy Statement (which will also constitute the Scheme Document) regarding the Acquisition when available. SECURITYHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AS WELL, AS ANY AMENDMENTS OR SUPPLEMENTS, THERETO CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION AND RELATED MATTERS. Security holders may obtain free copies of the Preliminary Proxy Statement and will be able to obtain free copies of the Definitive Proxy Statement (including the Scheme Document) (when available) and other documents filed by the Company with the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (including the Scheme Document) (when available) as well as other documents filed by the Company at www.innocoll.com.

Participants in the Solicitation

The Company, Gurnet Point and Gurnet Bidco and certain of its respective directors and executive officers and employees may be considered participants in the solicitation of proxies from the shareholders of the Company in respect of the transactions that will be contemplated by the Scheme Document/Definitive Proxy Statement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Definitive Proxy Statement when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K/A”), which is filed with the SEC. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally is contained in the Company’s Form 10-K/A as well as the Preliminary Proxy Statement, which have been filed with the SEC, and will be set forth in the Definitive Proxy Statement relating to the Acquisition when it becomes available.

No Offer or Solicitation

This report is not intended to and does not constitute or form any part of an offer to purchase, sell, subscribe for, exchange or otherwise dispose of any securities, or the solicitation of an offer to purchase, sell, subscribe for, exchange or dispose of any securities or an invitation to purchase, sell, subscribe for, exchange or dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the formal documentation for the Scheme (the “Scheme Document”) or, if applicable, the documents with respect to the Takeover Offer (the “Takeover Offer Document”), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on basis of the information contained in the Definitive Proxy Statement (including the Scheme Document). This report does not constitute a prospectus or a prospectus equivalent document. No offer of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Statements Required by the Irish Takeover Rules

The Company’s Directors accept responsibility for the information contained in this document, other than information relating to Gurnet Point, Gurnet Bidco, Gurnet Point Capital, the Gurnet Point Group, and the directors of Gurnet Bidco and the managers of Waypoint International GP LLC (in its capacity as general partner of Gurnet Point) and the members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Company’s Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Piper Jaffray & Co., which is a securities broker-dealer registered with the U.S. Securities and Exchange Commission and subject to regulation by the SEC and the Financial Industry Regulatory Authority (“FINRA”), is acting as financial adviser exclusively for the Company and for no one else in connection with the Acquisition and the other matters referred to in this document, and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Piper Jaffray or for providing advice in relation to the Acquisition or any other matters referred to in this document.

Rule 8 Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the Company, all ‘dealings’ in any ‘relevant securities’ of the Company (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 p.m. (New York time) on the ‘business day’ following the date of the relevant transaction. This requirement will continue until the date on which the ‘offer period’ ends. If two or more persons cooperate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of the Company by Gurnet Point or Gurnet Bidco or by any party acting in concert with any of them, must also be disclosed by no later than 11:59 a.m.(New York time) on the ‘business day’ following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

Rounding Adjustments

Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

No Profit Forecast / Asset Valuation

No statement in this document is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings, earnings per share, losses or losses per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Innocoll as appropriate. No statement in this document constitutes an asset valuation.

General

Certain capitalized words used in this document and not herein defined have the meanings given to such words in the Rule 2.5 Announcement. The bases and sources set out in the Rule 2.5 Announcement have been used in this document, unless otherwise stated or the context otherwise requires.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Loan and Guaranty Agreement, dated May 9, 2017, by and among Innocoll Holdings plc, Innocoll Pharmaceuticals Limited and Gurnet Point L.P.

99.2	Amendment and Waiver Agreement, dated May 5, 2017, by and between Innocoll Holdings plc, Innocoll Pharmaceuticals Limited and The European Investment Bank

99.3	Intercreditor Deed, dated May 5, 2017, by and among Innocoll Holdings plc, Innocoll Pharmaceuticals Limited, Gurnet Point L.P. and The European Investment Bank

99.4	Warrant Agreement, dated May 9, 2017, by and between Innocoll Holdings plc and Lough Ree Technologies Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	INNOCOLL HOLDINGS PLC

	By:	/s/ Anthony Zook
		Name:	Anthony Zook
		Title:	Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Loan and Guaranty Agreement, dated May 9, 2017, by and among Innocoll Holdings plc, Innocoll Pharmaceuticals Limited and Gurnet Point L.P.

99.2	Amendment and Waiver Agreement, dated May 5, 2017, by and between Innocoll Holdings plc, Innocoll Pharmaceuticals Limited and The European Investment Bank

99.3	Intercreditor Deed, dated May 5, 2017, by and among Innocoll Holdings plc, Innocoll Pharmaceuticals Limited, Gurnet Point L.P. and The European Investment Bank

99.4	Warrant Agreement, dated May 9, 2017, by and between Innocoll Holdings plc and Lough Ree Technologies Limited